Exhibit 21.1

Flagstone Reinsurance Holdings Limited
List of Subsidiaries

	Subsidiary	Jurisdiction	Ownership
			Interest Held
			By Immediate
			Parent
	Flagstone (Gibraltar) Limited	Gibraltar	100.00%
	Flagstone Finance SA (1)	Luxembourg	100.00%
	Flagstone Réassurance Suisse SA (2)	Switzerland	100.00%
	Island Heritage Holdings Limited (4)	Cayman Islands	58.80%
	Flagstone Reinsurance Africa Limited (3)	South Africa	100.00%
	Flagstone Alliance Insurance and Reinsurance Plc (3)	Cyprus	100.00%
	Haute Route Re Ltd (3)	Bermuda	100.00%
	Flagstone Capital Management Luxembourg (3)	Luxembourg	100.00%
	Flagstone Leasing Services Limited	Bermuda	100.00%
	Flagstone King Air Holdings Limited (5)	Bermuda	100.00%
	IAL Leasing Ltd. (5)	Bermuda	100.00%
	Longtail Aviation International Limited (5)	Bermuda	100.00%
	IAL King Air Limited (6)	British Virgin Islands	75.00%
	Flagstone Westwind Holdings Limited (5)	Bermuda	100.00%
	Flagstone Holdings (UK) Limited	United Kingdom	100.00%
	Flagstone Corporate Name Limited (7)	United Kingdom	100.00%
	Marlborough Underwriting Agency Limited (7)	United Kingdom	100.00%
	Flagstone Capital Management (Bermuda) Limited	Bermuda	100.00%
	West End Capital Management (Cayman) Limited (8)	Cayman Islands	100.00%
	Flagstone Underwriters Middle East Limited (9)	Dubai	100.00%
	Flagstone Underwriters Latin America Limited (9)	Puerto Rico	100.00%
	Flagstone Management Services (Halifax) Limited (8)	Canada	100.00%
	Flagstone (Mauritius) Limited (8)	Mauritius	100.00%
	Flagstone Underwriting Support Services (India) Private Limited (9)	India	100.00%
	Flagstone Representatives Limited (formed as West End Capital Management (UK) Limited)	United Kingdom	100.00%
	Mont Fort Re Limited (10)	Bermuda	100.00%

(1)	A wholly-owned subsidiary of Flagstone (Gibraltar) Limited.
(2)	A wholly-owned subsidiary of Flagstone Finance SA
(3)	A wholly-owned subsidiary of Flagstone Reassurance Suisse SA
(4)	An entity in which Flagstone Reassurance Suisse SA acquired a majority interest
(5)	A wholly-owned subsidiary of Flagstone Leasing Services Limited
(6)	An entity in which Flagstone Leasing Services Limited holds a majority interest
(7)	A wholly-owned subsidiary of Flagstone Holdings (UK) Limited
(8)	A wholly-owned subsidiary of Flagstone Capital Management (Bermuda) Limited.
(9)	An indirect wholly-owned subsidiary of Flagstone Capital Management (Bermuda) Limited
(10)	The Company owns all of the outstanding common shares, and none of the outstanding preferred shares, of Mont Fort Re Limited